Exhibit 99.1

Catalyst Pharmaceuticals Files Federal Lawsuit Against U.S. Food and Drug Administration

- Complaint Cites Multiple Violations of Food, Drug, and Cosmetic Act

CORAL GABLES, Fla., June 12, 2019 (GLOBE NEWSWIRE) — Catalyst Pharmaceuticals, Inc. (Catalyst) (Nasdaq:CPRX), today announced it has filed a suit against the U.S. Food and Drug Administration (FDA) and several related parties challenging the recent approval of a new drug application and related drug labeling for Jacobus Pharmaceutical Company’s drug Ruzurgi™ for the treatment of Lambert-Eaton Myasthenic Syndrome (LEMS) in pediatric patients. The complaint was filed today in the United States District Court for the Southern District of Florida.

The complaint alleges that the defendants’ approval of Ruzurgi violated multiple provisions of FDA regulations regarding labeling, resulting in misbranding in violation of the Federal Food, Drug, and Cosmetic Act (FDCA); violated Catalyst’s statutory rights to Orphan Drug Exclusivity and to New Chemical Entity Exclusivity under the FDCA; and was in multiple other respects arbitrary, capricious, and contrary to law, in violation of the Administrative Procedure Act. Among other remedies, the suit seeks an order vacating the FDA’s approval of Ruzurgi.

“New chemical entities (drugs) are required to go through the full drug approval process which requires demonstration of safety and efficacy,” said Patrick J. McEnany, Chairman and Chief Executive Officer of Catalyst Pharmaceuticals, Inc. “We believe the FDA has misapplied its regulations, contradicting decades of precedent and has undercut Catalyst’s orphan drug exclusivity. We are compelled to bring this action, to preserve the specialized regulatory framework provided by the Orphan Drug legislation, and the prospect of future rare disease drug development for all rare disease patients in need of an approved treatment.”

About Catalyst Pharmaceuticals

Catalyst Pharmaceuticals is a biopharmaceutical company focused on developing and commercializing innovative therapies for people with rare debilitating, chronic neuromuscular and neurological diseases, including LEMS, anti-MuSK antibody positive myasthenia gravis (MuSK-MG), congenital myasthenic syndromes (CMS), and spinal muscular atrophy (SMA) Type 3. Catalyst’s new drug application for Firdapse® (amifampridine) 10 mg tablets for the treatment of adults with LEMS was recently approved by the U.S. Food & Drug Administration, and Firdapse is now commercially available in the United States. Prior to its approval, Firdapse for LEMS had received breakthrough therapy designation and orphan drug designation from the FDA.

Firdapse is currently being evaluated in clinical trials for the treatment of MuSK-MG, CMS, and SMA Type 3 and has received Orphan Drug Designation from the FDA for CMS and myasthenia gravis. Firdapse (amifampridine) 10 mg tablets is the first and only approved drug in Europe for the symptomatic treatment in adults with LEMS.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Catalyst’s actual results in future periods to differ materially from forecasted results. A number of factors, including (i) whether Catalyst’s suit to vacate the FDA’s approval of Ruzurgi, among other relief, will be successful, (ii) the impact of the approval of Ruzurgi on Catalyst’s future results of operations and business, and (iii) those factors described in Catalyst’s Annual Report on Form 10-K for the fiscal year 2018 and its other filings with the U.S. Securities and Exchange Commission (SEC), could adversely affect Catalyst. Copies of Catalyst’s filings with the SEC are available from the SEC, may be found on Catalyst’s website, or may be obtained upon request from Catalyst. Catalyst does not undertake any obligation to update the information contained herein, which speaks only as of this date.

Investor Contact Brian Korb Solebury Trout (646) 378-2923 bkorb@troutgroup.com	Company Contact Patrick J. McEnany Catalyst Pharmaceuticals Chief Executive Officer (305) 420-3200 pmcenany@catalystpharma.com

Media Contact

David Schull

Russo Partners

(212) 845-4271

david.schull@russopartnersllc.com

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